SCHEDULE 14C

(RULE 14C - 101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

VALIC Company II

(formerly known as North American Funds Variable Product Series II)

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

VALIC Company II

(previously known as North American Funds Variable Product Series II)


February 25, 2002


Dear Participant:


Thank you for choosing to invest with us. As you know from the recent proxy statement(s) mailed to you, American General Corporation and its subsidiaries, including The Variable Annuity Life Insurance Company ("VALIC"), the adviser to VALIC Company II, were acquired by American International Group, Inc. on August 29, 2001. This acquisition automatically terminated the investment advisory and sub-advisory agreements for the VALIC Company II Funds (the "Funds" and each a "Fund"), causing VALIC to begin a thorough review of Fund offerings and sub-advisers. Further, due to new federal laws concerning mutual fund names, VALIC reviewed each Fund's investment objective and strategy to ensure compliance with the new federal laws.


As a result of this review, VALIC recommended, and the VALIC Company II Board of Trustees approved, a portfolio sub-adviser change for the Mid Cap Value Fund, formerly known as North American - Neuberger Berman Mid Cap Value Fund. Effective January 1, 2002, Wellington Management Company, LLP is the new sub-adviser for the Mid Cap Value Fund. Neuberger Berman Management, Inc. previously sub-advised the Core Equity Fund. In addition, the Core Equity Fund's investment strategy has changed, as discussed in the attached Information Statement. We are sending this Information Statement to you because our records show the Core Equity Fund as one of your variable annuity investment options as of January 2, 2002.

Please feel free to call us at 1-800-448-2542 should you have any questions on the enclosed Information Statement. We thank you for your continued support and investments.

Sincerely,

/s/ Robert P. Condon

Robert P. Condon

President

VALIC Company II

Information Statement


VALIC Company II

(previously known as North American Funds Variable Product Series II)


Mid Cap Value Fund

2929 Allen Parkway

Houston, Texas 77019


Introduction

This Information Statement relates to the sub-adviser (portfolio manager) for the Mid Cap Value Fund, formerly known as North American - Neuberger Berman Mid Cap Value Fund (the "Fund"), of VALIC Company II ("VC II"). The sub-adviser from the Fund's inception on September 21, 1998 through December 31, 2001 was Neuberger Berman Management, Inc. ("Neuberger"). As a result of the acquisition of American General Corporation ("American General") and its subsidiaries, including The Variable Annuity Life Insurance Company ("VALIC" or the "Adviser"), the Adviser to VC II, by American International Group, Inc. ("AIG") on August 29, 2001, VALIC reviewed the Fund's relationship with the sub-adviser.



Based on its review, VALIC recommended to the Fund's Board of Trustees (the "Board") that Wellington Management Company, LLP ("Wellington") should become the Fund's new sub-adviser. This sub-advisory change was approved by the Board on October 23, 2001. The Board also approved a new Investment Sub-Advisory Agreement (the "Wellington Sub-Advisory Agreement") for the Fund, between VALIC and Wellington. The Wellington Sub-Advisory Agreement is the same in all material respects to the Neuberger Investment Sub-Advisory Agreement (the "Neuberger Sub-Advisory Agreement"), dated August 29, 2001, in effect between VALIC and Neuberger, except for the name of sub-adviser, effective date and term.



The Fund has received an exemptive order from the Securities and Exchange Commission ("SEC") which allows VALIC, subject to certain conditions, to select new sub-advisers or replace existing sub-advisers without obtaining shareholder approval of the change. The Board, including a majority of those trustees who are not parties to a sub-advisory agreement or interested persons of any such party ("Independent Trustees"), as defined by the Investment Company Act of 1940, as amended, (the "1940 Act"), must first approve each sub-advisory agreement. This allows VALIC to act more quickly to change sub-advisers when it determines that a change is beneficial to shareholders. Within 90 days of such a change, the Fund will provide information to shareholders about the new sub-adviser and its agreement. This information statement is being provided to you to satisfy this requirement. This statement is being mailed on or about February 25, 2002 to all participants in annuity contracts ("Contract") who chose the Fund as a variable investment option prior to January 2, 2002 (the "Record Date").


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


The Adviser and its Responsibilities

VALIC is an investment adviser registered with the SEC. VALIC is located at 2929 Allen Parkway, Houston, Texas 77019. It is engaged in the business of rendering investment advisory and management services to various investment companies. VC II has contracted with VALIC to furnish these services to the Fund and is paid an annual management fee, based on the Fund's average daily net assets. Accordingly, VALIC provides ongoing management supervision and policy direction to the Fund.



At its own expense, VALIC may designate a sub-adviser to manage the investments of the Fund. The sub-adviser makes investment decisions for the Fund according to the Fund's investment objective and restrictions. Subject to the oversight of VALIC, the sub-adviser evaluates pertinent economic, statistical, financial and other data in order to determine the optimal portfolio holdings to meet the Fund objectives and performance benchmark.



As the Adviser to the Fund, VALIC monitors each sub-adviser and compares Fund performance with relevant market indices and peer groups. VALIC watches for corporate actions and examines each sub-adviser's compliance with VALIC and fund policies. VALIC regularly provides written reports to the Board describing the results of its evaluation and oversight functions. In addition, VALIC looks to develop stronger relationships with fewer investment firms that can ultimately benefit all the fund shareholders through greater marketing and service support. As a result of this extensive evaluation, VALIC recommended that the Board appoint Wellington as the new sub-adviser to the Fund. Wellington supplied its information about its sub-advisory team and its investment philosophy to the Board for review, along with other important documentation.



The Sub-Advisory Agreements

As noted above, the Neuberger and Wellington Sub-Advisory Agreements are the same in all material respects. Wellington and Neuberger are hereinafter referred to as the "Sub-Adviser". In each agreement, the Sub-Adviser agrees to provide an investment program for the Fund and is responsible for the investment and reinvestment of the Fund's assets. The Sub-Adviser has broad latitude in selecting securities for the Fund, subject to VALIC's oversight. The Sub-Adviser may place trades through brokers of its choosing and will take into consideration the quality of the brokers' services and execution, as well as services such as research and providing equipment or paying any Fund expenses, in setting the amount of commissions paid to a broker. For these services, VALIC pays a sub-advisory fee, based on the average daily net assets of the Fund, consisting of a monthly fee computed at the annual rate of 0.50% of the first $100 million, 0.475% of the next $150 million, 0.45% of the next $250 million, 0.425% of the next $250 million, and 0.40% on the excess over $750 million. For the fiscal year ended August 31, 2001, VALIC paid Neuberger $207,553 in sub-advisory fees. The sub-advisory fee rates are the same under both the Neuberger and the Wellington Sub-Advisory Agreements.


Both Sub-Advisory Agreements provide that the Sub-Adviser shall not be subject to liability to VALIC, the Fund, or to any shareholder of the Fund for any act or omission in rendering services under the Sub-Advisory Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, as long as there has been no willful misfeasance, bad faith, gross negligence, or reckless disregard of the Sub-Adviser's obligations or duties. Each Sub-Advisory Agreement provides for automatic termination unless at least annually, its continuance is approved by (i) the Board or the affirmative vote of the holders of a majority of the outstanding shares of the Fund, and (ii) the Independent Trustees. Each Sub-Advisory Agreement terminates automatically upon its assignment and is terminable at any time, without penalty, by the Board, VALIC, or the holders of a majority of the outstanding shares of the Fund, upon 30 to 60 days written notice. If you would like a copy of the Wellington Sub-Advisory Agreement, please write to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, Houston, Texas 77019.


Effective and Termination Dates: The Neuberger Sub-Advisory Agreement was executed on August 29, 2001, upon the acquisition of American General by AIG. The Neuberger Sub-Advisory Agreement had an initial two-year term, subject to annual review thereafter. The Wellington Sub-Advisory Agreement was unanimously approved by the Board, including a majority of the Independent Trustees, on October 23, 2001. The effective date was January 1, 2002, and the Agreement will be reviewed again in 2003.


Board Considerations

In connection with its review and approval of the Wellington Sub-Advisory Agreement, the Board reviewed materials furnished regarding Wellington and its sub-advisory responsibilities, including information on the investment fees and performance of the Fund and a comparative peer group. The Board also received sales and redemption data and VALIC's general economic outlook. The Board reviewed information regarding the investment processes of Wellington and considered the historical performance it achieved in connection with similar funds. Additionally, VALIC reported to the Board that although the long-term performance of the Fund has been strong the Fund has under-performed both its benchmark and comparable funds over the past year. The Board reviewed the duties of the sub-adviser, including the formulation and implementation of investment programs, the evaluation of Fund investments, and the use of soft dollars and directed brokerage (see below), and relationship management. The Board was also informed about the resources devoted to compliance management and the non-investment management services provided. The Board determined that the sub-advisory fees are fair and reasonable in light of the services to be provided and concluded that the Wellington Sub-Advisory Agreement is in the best interests of the Fund and its shareholders. In reviewing the proposed change in Sub-Adviser, the Board considered these factors, among others, as discussed below.


In connection with its approval of the Wellington Sub-Advisory Agreement, the Board considered that the recommendation did not involve any material changes in the overall form of the Sub-Advisory Agreement, and observed that the fees remained the same. As part of their deliberations, the Board took into account the following, among other factors: the nature and quality of the services provided or reasonably anticipated to be provided and the results achieved or reasonably anticipated to be achieved by Wellington; the amount and structure of investment sub-advisers' fees generally and the fees payable under the Wellington Sub-Advisory Agreement; the management, personnel and operations of Wellington; and the commitment of Wellington to the financial services industry. The Board considered that the investment objective of the Fund would remain the same. Pursuant to new federal laws relating to mutual fund names, Wellington's investment strategy is to invest, under normal circumstances, at least 80% of net assets in the equity securities of medium capitalization companies.



The Board also considered that the terms of the Wellington Sub-Advisory Agreement are the same in all material respects as those of the Neuberger Sub-Advisory Agreement. The Board, including all of the Independent Trustees, determined that the terms of the Wellington Sub-Advisory Agreement are fair and reasonable and that the approval of the Wellington Sub-Advisory Agreement is necessary and in the best interests of the Fund, on behalf of its shareholders, to ensure the continued receipt of the same quality of services as is currently provided.



Information about Wellington

Wellington is one of America's oldest and largest independent investment advisory firms, tracing its origins to 1928. Wellington is a limited partnership owned entirely by 76 partners. As of December 31, 2001, Wellington managed approximately $311 billion of client assets in a broad range of investment styles for institutional investors and mutual fund sponsors. The firm and its affiliates have offices in Boston, Atlanta, Radnor, San Francisco, London, Singapore, Sydney and Tokyo. Wellington's principal place of business is 75 State Street, Boston, Massachusetts 02109.



The managing partners of Wellington as of January 2, 2002 were, Laurie A. Gabriel, Duncan M. McFarland and John R. Ryan. The names and titles of each of the partners of Wellington are set forth in Appendix A. The principal address of each of Wellington's partners, as it relates to their duties at Wellington, is 75 State Street, Boston, Massachusetts.


Wellington is not affiliated with VALIC. No Trustee of VC II has owned any securities, or has had any material interest in, or a material interest in a material transaction with, Wellington or its affiliates since the beginning of the Fund's most recent fiscal year.

Wellington is the investment adviser for other mutual funds which have an investment objective similar to the Fund. The name of each such fund, together with information concerning the fund's assets, the annual fees paid and the waiver or reimbursement percentage (as a percentage of average net assets) to Wellington for its services, are set forth in the following table.

Fund Name	Assets as of 12/31/01 (in millions)	Fee Rate*
The Hartford Mid Cap Value HLS	$119	0.400% on the first $50 million of net assets 0.300% on next $100 million of net assets 0.250% on the next $350 million of net assets 0.200% on assets over $500 million.
The Hartford Mid Cap Value Fund	$73	0.400% on the first $50 million of net assets 0.300% on next $100 million of net assets 0.250% on next $350 million of net assets 0.200% on assets over $500 million.
JP Mid Cap Value Fund	$20	0.750% on first $25 million of net assets 0.650% on next $25 million of net assets 0.550% on next $50 million of net assets 0.450% on assets over $100 million.

____________________________

* All fees may be subject to voluntary fee waivers. Minimum annual fees are not reflected in effective annual rate.



Brokerage Selection Practices

VALIC has provided the following information to the Board about the Fund's brokerage selection practices, including soft dollars, directed brokerage, and transactions with affiliated brokers. These are important practices which are subject to extensive regulation under the federal securities laws. VALIC reviewed these practices and evaluated any conflicts of interest inherent in the Sub-adviser's policies and practices. Soft dollars: The term "soft dollars" is often used to describe that part of the basic trade commission which exceeds the lowest rate available from other broker-dealers and which is used by the adviser to obtain research and other services from broker-dealers. Soft dollars have not been used to offset expenses of the Fund. Directed brokerage: A directed brokerage agreement includes those arrangements under which products or services (other than execution of securities transactions), expense reimbursements, or commissions are recaptured for a client from or through a broker-dealer, in exchange for directing the client's brokerage transactions to that broker-dealer. The Board has determined that a directed brokerage arrangement with State Street Brokerage, Lynch Jones and Ryan, and/or any other comparable broker-dealer is in the best interest of each Fund and its shareholders and therefore has conveyed the information to the Sub-Advisers. The Fund may participate in directed brokerage arrangements, provided the portfolio manager can still obtain the best price and execution for trades. Directed brokerage arrangements are generally subject to a maximum of 20% of a Fund's eligible commissions. Thus, the Fund may benefit from the products, services or recaptured commissions obtained through the directed brokerage arrangement, although there may be other transaction costs, greater spreads, or less favorable net prices on transactions. As long as the trader executing the transaction for the Fund indicates that this is a directed brokerage transaction, the Fund will get a percentage of commissions paid on either domestic trades or international trades credited back to the Fund. These credits are in hard dollars and could be used to offset the Fund's custody expenses or to pay other Fund expenses (excluding expenses payable to affiliates). By entering into a brokerage/service arrangement, the Fund can reduce expenses reported to shareholders in its statement of operations, fee table and expense ratio and can increase its reported yield. Any such transactions will be disclosed in the registration statement for the Fund. Transactions with affiliated brokers: Wellington does not typically participate in transactions with affiliated brokers. There is no direct affiliation between Wellington or any person affiliated with Wellington or the Fund and broker dealer that may execute a transaction for the Fund .



The Fund paid brokerage commissions of $137,764 in brokerage commissions on transactions totaling $272,047, or 50.6% of aggregate brokerage commissions, to Neuberger Berman, Inc., an affiliated broker of Neuberger during the past fiscal year.


Other Service Agreements

VC II has service agreements with VALIC, or an affiliate, to provide accounting and administrative services to the Fund and to provide transfer agent services. Transfer agent services also include shareholder servicing and dividend disbursements. For the fiscal year ended August 31, 2001, the Fund paid VALIC the following amounts pursuant to such agreements: $20,860 for accounting fees, $103,776 for administrative services fees and $397 for transfer agency fees.

ANNUAL REPORTS


Copies of the most recent Annual Report may be obtained without charge if you:

  write to:

VALIC Company II

2929 Allen Parkway

Houston, Texas 77019

  call (800) 448-2542

  access the Report through the Internet at www.valic.com


SHAREHOLDER PROPOSALS

The Fund is not required to hold annual shareholder meetings. Shareholders who would like to submit Proposals for consideration at future shareholder meetings should send written Proposals to Nori L. Gabert, Esq., Vice President and Secretary of VALIC Company II, 2929 Allen Parkway, A36-02, Houston, Texas 77019.

OWNERSHIP OF SHARES


As of the Record Date, there were 5,902,345 shares of the Fund outstanding. All shares of the Fund are owned by VALIC Separate Account A (97.78%) and AGA Separate Account A (2.22%). To VALIC's knowledge, no person owns a Contract or interests therein for more than 5% of the outstanding shares of the Fund. The Trustees and officers of VC II and members of their families as a group, beneficially owned less than 1% of the common stock of the Fund, as of the Record Date.


Legal Proceedings

There are no material legal proceedings to which the Fund is a party.


Appendix A


Partners	Kenneth L. Abrams	Earl E. McEvoy
Of Wellington	Nicholas C. Adams	Duncan M. McFarland
Management Company,	Rand L. Alexander	Paul M. Mecray III
LLP	Deborah L. Allinson	Matthew E. Megargel
	Steven C. Angeli	James N. Mordy
	James H. Averill	Diane C. Nordin
	John F. Averill	Stephen T. O'Brien
	Karl E. Bandtel	Andrew S. Offit
	Mark J. Beckwith	Edward P. Owens
	James A. Bevilacqua	Saul J. Pannell
	Kevin J. Blake	Thomas L. Pappas
	William N. Booth	Jonathan M. Payson
	Michael J. Boudens	Phillip H. Perelmuter
	Paul Braverman	Robert D. Rands
	Robert A. Bruno	Eugene E. Record, Jr.
	Maryann E. Carroll	James A. Rullo
	William R. H. Clark	John R. Ryan
	Pamela Dippel	Joseph H. Schwartz
	Scott M. Elliott	James H. Shakin
	Robert L. Evans	Theodore E. Shasta
	David R. Fassnacht	Binkley C. Shorts
	Lisa D. Finkel	Scott E. Simpson
	Mark A. Flaherty	Trond Skramstad
	Charles T. Freeman	Catherine A. Smith
	Laurie A. Gabriel	Stephen A. Soderberg
	John H. Gooch	Eric Stromquist
	Nicholas P. Greville	Brendan J. Swords
	Paul Hamel	Harriett Tee Taggart
	Lucius T. Hill, III	Perry M. Traquina
	Jean M. Hynes	Gene R. Tremblay
	Paul D. Kaplan	Michael A. Tyler
	Lorraine A. Keady	Mary Ann Tynan
	John C. Keogh	Nilesh P. Undavia
	George C. Lodge, Jr.	Clare Villari
	Nancy T. Lukitsh	Ernst H. von Metzsch
	Mark T. Lynch	James L. Walters
	Mark D. Mandel	Kim Williams
	Christine S. Manfredi	Itsuki Yamashita
